Exhibit 5   Power-of-Attorney, dated June 10, 2003, of SCL.




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                               SEA CONTAINERS LTD.
                                 (the "Company")
                            LIMITED POWER OF ATTORNEY



Recitals

(A) WHEREAS it is proposed that the Company will be a party to the Secured Facilities Agreement for US$158,000,000 (the "Facility Agreement") to be dated on or about June 10, 2003 made between (among others) Sea Containers British Isles Limited as borrower ("the Borrower") and Citibank International PLC as Agent (the "Agent") and further proposed that the Company will be a guarantor of the obligations of the Borrower under the Facility Agreement;

(B)   WHEREAS the Company is the absolute and sole legal and beneficial owner of
      (i) 2,459,399 Class B Shares (which are convertible at any time upon the option of the holder thereof into 2,459,399 Class A Shares) and (ii) 11,943,901 Class A Shares in the share capital of Orient Express Hotels Limited (E.C. number 13215) ("OEH") (collectively, and including any Class A Shares issued upon conversion of such Class B Shares into Class A Shares, the "Shares");

(C) WHEREAS it is contemplated that during the Security Period the Shares will be charged by the Company as security for obligations of the Borrower and the Company (among others) to the Agent and the Lenders and that the Shares will be held by Citicorp Trustee Company Limited pursuant to a Custodian Accounts Charge to be made among the Company, Citibank N.A and Citicorp Trustee Company Limited (the "Custodian Accounts Charge");

(D) WHEREAS as an inducement to the Agent and each of the Lenders to enter into the Facility Agreement it is a condition precedent that the Company shall grant this Power of Attorney in favour of the Agent enabling and permitting the sale of the Shares by the Agent in order to enforce the rights of the Agent granted pursuant to the terms of the Facility Agreement; and

(E) WHEREAS the Board of Directors pursuant to duly adopted resolutions has agreed to grant this limited Power of Attorney to the Agent for the purposes of protecting and securing the rights and interests of the Agent and the Lenders.

1     Definitions and Interpretation

In this Power of Attorney (which includes the Recitals set out above) words and expressions defined in the Custodian Account Charge (as read with the Facility Agreement) shall have the same meaning herein as therein, and the same principles of interpretation set forth in the Custodian Account Charge shall be applicable, mutatis mutandis, as if the same were set out in


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full herein,  unless a contrary  intention appears.  In addition,  the following expressions shall have the following meanings:

"Advisors"  means  any   underwriters,   legal  counsel  for  the  underwriters,
independent   public   accountants,   rating   agencies,   financial   advisors,
consultants, legal counsel or other advisors;

"applicable securities law" means the Securities Act and any Rules and Regulations adopted thereunder, and any other law applicable to the offering and sale of securities by or in the Company.

"Attorney" means the Agent and the other Attorneys appointed pursuant to Section 2, and includes any one or more of them;

"Authorised Officer" means any person appointed by the Agent whose title of office includes the words "Vice President" or "Manager";

"Regulation" means a regulation adopted by the SEC under the Securities Act;

"Rule" means a rule adopted by the SEC under the Securities Act;

"SEC" means the United States Securities and Exchange Commission;

"Securities Act" means United States Securities Act of 1933 as amended from time to time; and

"security" shall have the meaning ascribed to such expression in the Investment Business Act 1998, as amended

2.    Operative Provisions

The Company does hereby designate, constitute and irrevocably appoint the Agent and each of its Authorised Officers severally to be its Attorneys (each an "Attorney") for the duration of the Security Period, and irrevocably delegates to each of its Attorneys for the sole purpose of, and only to the extent necessary to enforce the rights of the Agent in relation to the Shares under the terms of the Facility Agreement, full authority to act in the name of the Company and to exercise or refrain from exercising on behalf of the Company all discretions, powers and authorities of the Board of Directors in connection with the sale or disposal of Shares including discretion, power and authority to:


(1) retain, give instructions to and make arrangements with and through such Advisors and such other agents as may in the sole opinion of the Agent be necessary or desirable for the offering and public sale or sales of the whole or any part of the Shares in the United States by registering the Shares for sale with the SEC through a shelf or other registration of the Shares under the Securities Act and applicable securities law;


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(2)   retain,  give  instructions to and make arrangements with and through such
      Advisors and such other agents as may in the sole opinion of the Agent be necessary or desirable for the preparation of a prospectus to supplement the (then) current Registration Statement and Prospectus filed by OEH with the SEC, and to give and perform all necessary undertakings to stock exchanges, the SEC and other regulatory authorities in connection with the
      preparation   and  filing  of  any   post-effective   amendments   to  the
      Registration Statement;

(3) retain, give instructions to and make arrangements with and through such Advisors, and such other agents as may in the sole opinion of the Agent be necessary or desirable for the sale of the Shares in trade sales to a strategic or financial buyer including, without limitation, instructions and arrangements for the preparation of any purchase agreements between the Company and any such buyers;

(4) retain, give instructions to and make arrangements with and through such Advisors and such other agents as may in the sole opinion of the Agent be necessary or desirable for the sale of the Shares in unsolicited brokers' transactions or direct sales of the Shares in the United States with market-makers pursuant to Rule 144;

(5) retain, give instructions to and make arrangements with and through such Advisors and such other agents as may in the sole opinion of the Agent be necessary or desirable for the sale of the Shares in unregistered block trades or private placements including, without limitation, instructions and arrangements for the preparation of a private placement memorandum and any purchase agreements between the Company and securities professionals or investors;

(6) retain, give instructions to and make arrangements with and through such Advisors and such other agents as may in the sole opinion of the Agent be necessary or desirable for the offering and sale of the Shares outside the United States in accordance with applicable securities law;

(7) exercise all rights, powers and privileges appurtenant to the ownership of the Shares (including without limitation) the right to vote or consent, and to sell, lend, dispose of, transfer or otherwise alienate all or any part of the right title and interest of the Company in and to any of the Shares to any other person;

(8)   authorize other agents to take any of the foregoing actions; and

(9) retain, give instructions and make arrangements with such Advisors and such other agents as may in the sole opinion of the Agent be necessary or desirable for the preparation of any documents relating to the sale of the Shares;

(10) execute all such documents and to take all such other actions as it may consider necessary or advisable in connection with any of the foregoing.


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The Attorneys are hereby  authorized and empowered to perform all other acts and deeds, which they in their sole discretion, acting singly or jointly, deem necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing.

Costs, Charges and Expenses

The Company hereby agrees to pay or reimburse the Agent on demand for and on behalf of itself and each of the other Attorneys and any agents appointed hereunder for all reasonable costs, charges and expenses of any description incurred by the Agent or any Attorney pursuant to this Power of Attorney on a full indemnity basis, excluding willful misconduct or fraud on the part of the Agent or an Attorney.

Indemnities

The Company hereby indemnifies and agrees to keep at all times indemnified the Agent and any other Attorney appointed under this deed against any loss or liability arising from, and any costs, charges, expenses and liabilities incurred in relation to the exercise of any powers, authorities or discretions conferred by this Power of Attorney on the Agent or any Attorney, in the absence of willful misconduct or fraud.

Exculpation and Release

The Company hereby agrees that, in the absence of willful misconduct or fraud, no liability (howsoever arising) shall attach to the Agent or any Attorney in connection with the exercise of any powers, authorities or discretions conferred by this Power of Attorney on the Agent or any Attorney, in the absence of willful misconduct or fraud, and the Company hereby irrevocably and unconditionally releases each of its Attorneys from any liability to the Company in the absence of willful misconduct or fraud.

Ratification

The Company hereby agrees to ratify and confirm whatsoever the Agent and any Attorney shall do or purport to do by reason of this Power of Attorney.

No Warranty by Attorneys

The Company acknowledges that the execution by an Attorney of any document in the exercise of such Attorney's powers hereunder shall not connote any warranty on the part of the Attorney (express or implied) as to the accuracy or completeness of any factual matters or representations or warranties contained in any documents or any assumption of personal liability by the Attorney in executing such documents.

Duration

This Power of Attorney shall be irrevocable and valid for the duration of the Security Period.


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Governing Law and Jurisdiction

This Power of Attorney shall be governed by and construed in accordance with the laws of Bermuda, and the Company hereby irrevocably agrees that nothing in this clause shall affect the right of the Agent on behalf of itself or any Attorney to take proceedings with respect to any matter arising under this Power of Attorney against the Company in any jurisdiction, nor shall the taking of proceedings with respect to this Power of Attorney in any jurisdiction preclude the Agent from taking proceedings with respect to this Power of Attorney in any other jurisdiction, whether concurrently or not.


IN WITNESS WHEREOF, the Company has executed and unconditionally delivered this Power of Attorney as a deed this 10th day of June, 2003.

The Common Seal of Sea Containers Ltd.
was hereunto affixed in the presence of:

Name:   /s/ G.N. Sanders
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Title:  Vice President - Funding
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